EXHIBIT 99.1


NEW YORK, June 27, 2000 - The following announcement is excerpted from a letter to employees that was issued here today by Kenneth I. Chenault, president and chief operating officer of American Express:

"I am pleased to announce a number of important organizational changes that will help accelerate the implementation of our growth strategies and our transformation into a global company.

"As you know, Harvey is retiring early next year as CEO of the company. We have worked hard to ensure as seamless a transition as possible from him to me. Our intent is to continue the company's positive momentum into 2001 and minimize any disruption to the business. We therefore decided to put in place the key elements of the new organization structure prior to beginning work on the company's 2001 plan. In doing so, the individuals responsible for implementation will be part of the planning process and can then begin the year ready to execute quickly and fully.

"Effective immediately, the company's principal lines of business will be organized under four Group Presidents who will report to me:

o The Global Financial Services Group will be led by Jim Cracchiolo. Jim will be responsible for our financial services businesses around the world, leading the ongoing implementation of our U.S. financial services strategy and the effort to accelerate our growth outside the United States. American Express Financial Advisors (AEFA) and American Express Bank (AEB) will report to Jim. In addition, Jim will retain responsibility for the consumer card business, card operations and risk management outside the United States, as well as our Global Network Services (GNS) business.


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o    The U.S. Consumer and Small Business Services Group will be led by Al
     Kelly. As announced last month, Al will be responsible for U.S. Consumer Card, Small Business Services and Consumer Travel, as well as U.S. Card Operations, American Express Centurion Bank and U.S. Risk Management. In addition, Al will take on responsibility for the card-related, fee-based services businesses of American Express Relationship Services (AERS). Al will focus on continuing the tremendous momentum that has established us as a leader in the U.S. consumer card and small business arenas, which continue to contribute a major share of the company's revenues and profits.

o The Global Corporate Services Group will be led by Ed Gilligan. Ed will be responsible for Corporate Card and Business Travel worldwide, with a particular focus on increasing growth outside the United States. The International Travel Services Group will now report to Ed. He will continue to be responsible for U.S. Corporate Card, Corporate Purchasing Card, Business Travel and Tax & Business Services. Ed will also retain responsibility for the company's critically important business-to-business electronic commerce initiative.

o The Global Establishment Services and Travelers Cheque Group will be led by David House. Dave will be responsible for our Establishment Services businesses worldwide, with an emphasis on increasing merchant coverage and building our business outside the United States. International Establishment Services will report to Dave, and he continues to have responsibility for our U.S. Establishment Services Group. In addition, Dave will be responsible for our global Travelers Cheque Group (TCG), a business that has continued to gain share in a market where we have been the industry leader for many years.

"I am also announcing today the formation of the Global Leadership Team (GLT). The GLT will be responsible for establishing the company's overall strategic direction, providing company wide oversight for all of our businesses, and ensuring close coordination among all of our units around the world. Harvey and I, along with the four Group Presidents, Vice Chairman Jon Linen and Chief Financial Officer Gary Crittenden will comprise the GLT. The GLT replaces the current Office of the Chief Executive.

Background

"These changes, the result of an extensive organizational and business review, are designed to speed the implementation of our growth strategies, sharpen the global focus of major areas of our business and broaden the next generation of executive leadership. I also wanted to reduce the number of my direct reports so that I can focus more attention on major strategic and business initiatives; on important external constituencies; and on a number of my key leadership priorities over the next few months.



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"One of these priorities is to increase my involvement with our Internet initiatives, with a focus on strengthening our overall e-commerce development efforts. To facilitate this, I am creating an Internet business development utility under Anne Busquet, who will now report to me as President of Interactive and Information Services. Anne will partner with the business unit heads in developing our Internet initiatives and will be responsible for three interactive units: Business Development, Enterprise Development and Internet Investments. Anne will also continue to lead the Stored Value and Educational Lending businesses, as well as smart card development and Customer Information Management. Because I have asked Anne to increase her focus on our Internet activities, the card-related fee services businesses of AERS will now report to Al Kelly, head of Consumer Card and Small Businesses Services.

"Today's announcement also follows a series of discussions I have had with Dave Hubers, President and CEO of AEFA. Last year, Dave told me he wanted to retire after 36 years with AEFA. Throughout his career, Dave has been an excellent leader who has demonstrated an unwavering commitment to our company values, and his record of achievement has been outstanding. As the unit's CEO since 1993, Dave has led the successful growth of the company's core financial planning business while implementing a number of new strategic initiatives to ensure AEFA is prepared to meet the competitive challenges of the future. Dave decided to postpone his retirement until we began implementing AEFA's new financial services strategy, which includes the roll out of the platform strategy that provides advisors with a choice of career options. Now that this important initiative is off to a solid start, Dave felt the time was right to pursue his personal plans.

"At my request, Dave has agreed to stay on as AEFA's chairman until March, 2001, and he will work closely with Jim Cracchiolo to help ensure a smooth transition. Effective immediately, Jim will become CEO of AEFA, and he will be moving to Minneapolis. The AEFA Senior Leadership Team will report directly to Jim.

"Given AEB's new role as part of a larger Global Financial Services organization, John Ward, Chairman and CEO of the Bank, has decided to leave the company to pursue other opportunities. John has had an outstanding banking career spanning over 30 years, first with Chase Manhattan and then with American Express. John has led AEB since joining American Express in 1996 and the Travelers Cheque Group since 1997. During his tenure, John redirected the Bank away from commercial lending activities to Private Banking and Personal Financial Services - businesses closer to our core strengths and capabilities. John will continue in his role as Chairman of the Bank until late September of this year.

"I want to thank both Dave and John for their strong commitment to our company and for the many contributions they each have made to our success.

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"Richard Holmes, currently head of Private Banking at AEB, will replace John as President and CEO of the Bank, and the AEB executive team will report to him, effective immediately. Richard will report to Jim. Richard has done a terrific job in leading and growing our Private Banking activities since joining the company in 1996. He has extensive experience in overseeing a variety of global banking activities, both with the Bank of America and Wells Fargo prior to joining American Express. These included serving as head of Bank of America's Latin America division and its worldwide Private Bank.

"The responsibilities and reporting relationships of the other members of the Planning & Policy Committee remain unchanged."

American Express Company is a diversified worldwide travel, financial and network services company founded in 1850. It is a world leader in charge and credit cards, Travelers Cheques, travel, financial planning, business services, insurance and international banking.

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